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                                                                    Exhibit 10.1

                                   PROMISSORY NOTE

May 29, 2001

               FOR VALUE RECEIVED, DIGEX, INCORPORATED, a Delaware corporation (the "PAYOR"), hereby promises to pay to INTERMEDIA COMMUNICATIONS INC., a Delaware corporation (the "PAYEE"), on demand following an Event of Default which would result in an acceleration of amounts due under the Credit Agreement (as defined in the Credit Agreement referred to below) or upon the occurrence of the Termination Date (as defined in the Credit Agreement referred to below), any and all Debt (as defined in the Credit Agreement referred to below) (including interest thereon) owed by the Payor to the Payee from time to time.

               The undersigned agrees that the accounts of the Payee shall be "prima facie" evidence of Debt (including interest thereon) owed to the Payee by the undersigned and the amounts repaid by the undersigned to the Payee. All advances made by the Payee to the Payor hereunder, and all payments made on account of principal and interest hereof, shall be recorded by the Payee, and, prior to any transfer hereof, shall be endorsed on the schedule attached hereto which is part of this Note.

               Payor also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times on which interest payments on the outstanding loans are required to be paid by the Payee in accordance with the provisions of the Credit Agreement.

               This note evidences intercompany loans permitted by Section 9.14 of the Revolving Credit Agreement, dated as of December 22, 1999, among the Payee, the Lenders, the Sole Lead Arranger, the Book Manager, the Syndication Agent, the Documentation Agent, the Administrative Agent and the Arranging Agents (said Revolving Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT"). Capitalized terms used in this Note and not otherwise defined have the respective meanings assigned to them in the Credit Agreement.

               The undersigned hereby waives presentment for payment, demands, notice of dishonor and protest of this Note and further agrees that none of its terms or provisions may be waived, altered, modified or amended except as the Payee may consent in a writing duly signed for and on its behalf .


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               THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF PAYOR AND PAYEE
HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.


               IN WITNESS WHEREOF, the Payor has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.


                           DIGEX, INCORPORATED

                                   By:   /s/ TIMOTHY M. ADAMS      5/31/01
                                        ---------------------      -------
                                   Title:  Chief Financial Officer









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                       ADVANCES AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------------------
                                          Amount of
               Interest   Amount of       Principal Paid   Unpaid Principal    Notation
Date           Rate       Loan            or Prepaid       Balance             Made By
----           ----       ----            ----------       -------             -------
--------------------------------------------------------------------------------------------
5/21/2001      4.63%      $6,000,000.00   0                $6,000,000.00       Didier Stahl
6/21/01        4.40%      $6,000,000.00   0                $12,000,000.00      Didier Stahl


















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